EXHIBIT 21

Subsidiaries of Biomet, Inc.

as of April 17, 2008

Subsidiary	State or other jurisdiction of incorporation or organization

Domestic Subsidiaries:

1. Biolectron, Inc.	Delaware

2. Biomet 3i, LLC	Florida

3. Biomet Biologics, LLC	Indiana

4. Biomet Europe Ltd.	Delaware

5. Biomet Fair Lawn, LLC	Indiana

6. Biomet Holdings Ltd.	Delaware

7. Biomet International Ltd.	Delaware

8. Biomet Leasing, Inc.	Indiana

9. Biomet Manufacturing Corp.	Indiana

10. Biomet Microfixation, LLC	Florida

11. Biomet Orthopedics, LLC	Indiana

12. Biomet Sports Medicine LLC	Indiana

13. Biomet Travel, Inc.	Indiana

14. Blue Moon Diagnostics, Inc.	Indiana

15. Cross Medical Products, LLC	Delaware

16. EBI, LLC	Indiana

17. EBI Holdings, LLC	Delaware

18. EBI Medical Systems, LLC	Delaware

19. EBI Patient Care, Inc.	Puerto Rico

20. Electro-Biology, LLC	Delaware

21. Florida Services, LLC	Florida

22. Implant Innovations Holdings, LLC	Indiana

23. Interpore Cross International, LLC	California

24. Interpore Spine Ltd.	Delaware

25. Kirschner Medical Corporation	Delaware

26. Meridew Medical, Inc.	Indiana

27. Poly-Medics, Inc.	Indiana

28. The Post Graduate Foundation, Inc.	Indiana

29. Thoramet, Inc.	Indiana

Foreign Subsidiaries:

30. Biomet 3i Australia Pty. Ltd.	Australia

31. Biomet 3i Benelux Holding N.V.	Belgium

32. Biomet 3i Belgium N.V.	Belgium

33. Biomet 3i Brasil Ltda.	Brazil

34. Biomet 3i Canada, Inc.	Canada

35. Biomet 3i Deutschland, GmbH	German

36. Biomet 3i France	France

37. Biomet 3i Iberica, SL	Spain

38. Biomet 3i Mexico S.A. de C.V.	Mexico

39. Biomet 3i Netherlands B.V.	The Netherlands

40. Biomet 3i Nordic AB	Sweden

41. Biomet 3i Portugal Lda.	Portugal

42. Biomet 3i Switzerland GmbH	Switzerland

43. Biomet 3i U.K., Ltd.	United Kingdom

44. Biomet Acquisitions Limited	United Kingdom

45. Biomet Argentina S.A.	Argentina

46. Biomet Australia Pty. Ltd.	Australia

47. Biomet Austria GmbH	Austria

48. Biomet Belgium BVBA	Belgium

49. Biomet Bridgend B.V.	The Netherlands

50. Biomet C Z S.r.o.	Czech Republic

51. Biomet Canada, Inc.	Canada

52. Biomet Cementing Technologies AB	Sweden

53. Biomet Chile, S.A. de C.V.	Chile

54. Biomet China Co., Ltd.	China

55. Biomet Danmark ApS	Denmark

56. Biomet Deutschland GmbH	Germany

57. Biomet Europe B.V.	The Netherlands

58. Biomet Europe Spine B.V.	The Netherlands

59. Biomet European Distribution Center B.V.	The Netherlands

60. Biomet Finland Oy	Finland

61. Biomet France S.á r.l.	France

62. Biomet Hellas Commercial and Industrial Company of Medical and Pharmaceutical Products S.A.	Greece

63. Biomet Holdings B.V.	The Netherlands

64. Biomet Hong Kong Holding Limited	Hong Kong

65. Biomet Insurance Ltd.	Bermuda

66. Biomet Italia s.r.l.	Italy

67. Biomet Japan, Inc.	Japan

68. Biomet Korea Co. Ltd.	Korea

69. Biomet Luxembourg S.á r.l.	Luxembourg

70. Biomet S.á r.l.	Luxembourg

71. Biomet Finance Luxembourg S.á r.l.	Luxembourg

72. Biomet Holdings Luxembourg S.á r.l.	Luxembourg

73. Biomet Magyarorszag Kft. (a/k/a Biomet Hungary Kft.)	Hungary

74. Biomet Medikal Ürünler Daðýtým Pazarlama Ýthalat Ýhracat ve Dýs Ticaret Ltd. Sti	Turkey

75. Biomet Mexico S.A. de C.V.	Mexico

76. Biomet Norge A.S.	Norway

77. Biomet Onroerend Goed BV	The Netherlands

78. Biomet Polska Sp. z o.o.	Poland

79. Biomet Portugal, Unipessoal Lda.	Portugal

80. Biomet Orthopaedic Ltd.	New Zealand

81. Biomet Orthopaedics Switzerland GmbH	Switzerland

82. Biomet Orthopedics Puerto Rico, Inc.	Puerto Rico

83. Biomet Shanghai WOFE	China

84. Biomet Spain Orthopaedics S.L.	Spain

85. Biomet Swindon B.V.	The Netherlands

86. Biomet Taiwan Ltd.	Taiwan

87. Biomet UK Ltd.	United Kingdom

88. Biomet UK Real Estate Holdings B.V.	The Netherlands

89. EBI Medical Systems Ltd.	United Kingdom

90. Ortopédica Biomet Costa Rica S.A.	Costa Rica

91. Ortra Holdings, S.A.	Switzerland

92. Rewi Holding BV	The Netherlands

93. Scandimed Holding AB	Sweden

94. Zhejiang Biomet Medical Products Co., Ltd.	China

95. Biomet Orthopaedics Sweden AB	Sweden

Each subsidiary is wholly-owned by its immediate parent, except for the following: Biomet Chile, S.A. de C.V. of which Biomet International Ltd. owns 81% of the outstanding shares.